NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o Elect trustees for the fund.* The individuals listed in the table below were elected as trustees for the fund. All trustees served as trustees to the fund prior to the shareholder meeting.

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         TRUSTEE                      FOR            WITHHELD      PERCENTAGE
                                                                      FOR
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    John J. Brennan              7,229,259,307     127,171,778     98.3%
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    Charles D. Ellis             7,227,788,897     128,642,188     98.3
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    Rajiv L. Gupta               7,220,234,293     136,196,792     98.1
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    JoAnn Heffernan Heisen       7,224,754,848     131,676,236     98.2
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    Burton G. Malkiel            7,219,422,160     137,008,925     98.1
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    Alfred M. Rankin, Jr.        7,227,745,570     128,685,515     98.3
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    J. Lawrence Wilson           7,219,712,368     136,718,717     98.1
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*Results are for all funds within the same trust.

o Change the fund's policy on investing in other mutual funds. This change enables the fund to invest its cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the fund to achieve greater diversification and to earn modestly higher returns on its cash reserves. The fund will need Securities and Exchange Commission approval before implementing this new cash management program.

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          FOR             AGAINST        ABSTAIN          BROKER      PERCENTAGE
                                                        NON-VOTES        FOR
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    3,454,386,137       107,694,331    132,538,438    178,802,782     89.2%
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